AMHN, Inc. 10-Q

EXHIBIT 10.4

SALES REPRESENTATIVE AGREEMENT

This Sales Representative Agreement (“Agreement”), made this 7th day of May, 2011, is by and between AMHN, Inc., a Nevada corporation, with an address of 10611 N. Hayden Rd., Suite D106, Scottsdale, AZ  85260, (hereinafter referred to as “Company”) and Mann Equity, LLC, a California limited liability company, with an address at 19837 Greenbriar Drive, Tarzana, CA 91356, (hereinafter referred to as “Sales Representative”).

WHEREAS, the Company is engaged in the marketing of products and services (the “Services”) pertaining to the digital signage waiting room network built for the multispecialty group practice and independent physician associations (“IPAs”) including (i) network subscriptions sold to multispecialty group practices and IPAs for software, hardware and content developed for and distributed by Spectrum Health Network, Inc. (“Spectrum”), and (ii) advertising spots on the Spectrum network, which Services bear the mark of Spectrum (the “Trademark”);

WHEREAS, the Company desires to authorize the Sales Representative to sell the Company’s Services as an independent distributor;

WHEREAS, the Sales Representatives desires to purchase from the Company the right to sell the Company’s Services as an independent distributor; and the Sales Representatives desires to sell the Company’s Services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Company agrees to hire the Sales Representative and the Sales Representative agrees to provide services to the Company upon the following terms and conditions:

1.           Engagement of Sales Representative.  The Company hereby engages Sales Representative as an authorized exclusive independent representative to sell and promote the Services provided by the Company in the State of Florida (the “Territory”).

2.           Consideration for Rights as Sales Representative.  In consideration for the right to represent the Services, the Sales Representative agrees to pay to the Company the sum of $5,000 upon the execution of this Agreement.  The consideration is non-refundable.

3.           Duties of Sales Representative.  The Sales Representative is engaged by the Company to render services on behalf of the Company specifically regarding the sale of network subscriptions to physician offices (the “Subscription Sales”) and the sales of advertising spots on the network (the “Advertising Sales”). Sales Representative shall devote such time, energy and skill on a regular and consistent basis as is necessary to sell and promote the Services during the term hereof.   In addition to the foregoing, Sales Representative shall assist Company and shall perform any and all services required or requested in connection with Company’s business, including, but not limited to, such services of an advisory nature as may be requested from time to time by the Company.  Sales Representative shall periodically, or at any time upon Company’s request, submit appropriate documentation of any and all sales and promotional efforts performed and to be performed for Company pursuant to this Agreement.

4.           Duties of Sales Representative with Trademark.

a)	Sales Representative shall exercise commercially reasonable efforts to safeguard the prestige and goodwill represented by the Trademark, and the image(s) associated therewith.

b)	Sales Representative shall not use or register any trademark, trading style or trade name which is identical to or closely resembles the Trademark or any substantial part or parts thereof.

c)
Sales Representative shall not use the Trademark as or incorporated into a domain name for internet use, unless: (i) Sales Representative obtains the prior written consent of Company which Company may withhold at its sole and absolute discretion; (ii) registration of such domain name shall be in the name of Company, and contain the contact details of Company.  In addition, Sales Representative shall only use the domain name for the purposes of selling the Services in the Territory, and for the avoidance of doubt, the Sales Representative herein acknowledges that it shall not knowingly accept orders for the Services, or sell the Services to any person or entity outside the Territory, or to any person or entity for re-sale of out the Territory.

5.           Commissions Payable to Sales Representative.  The Company agrees to pay the Sales Representative a commission of twenty percent (20%) on all Subscription Sales and Adverting Sales.  The commission rates shall become due and payable to the Sales Representative upon the acceptance of each Subscription Sales contract and Advertising Sales contract; provided, however that no commission will be due and payable to Sales Representative until ten (10) days from receipt of payment by the Company pursuant to any Subscription Sales and Advertising Sales.  Commissions will be paid on fees for services rendered by the Sales Representative, but shall not include freight, supplies, and other charges incidental to the performance of said services.

Notwithstanding the above, the commission payment on any Subscription Sales or Advertising Sale in Sales Representative’s Territory that is deemed to be a “corporate account” by Company (at its sole but reasonable discretion) will be equal to 10%.

6.           Non-Competition.   During the term of this Agreement and for a period of six (6) months after its termination, Sales Representative shall not compete with Company, directly or indirectly, for Sales Representative or on behalf of any other person, firm, partnership, corporation or other entity in the sale or promotion of services the same as or similar to the Services within the Territory.  Under no circumstances and at no time shall Sales Representative disclose to any person any of the secrets, methods or systems used by Company in its business. All customer lists, brochures, reports, and other such information of any nature made available to Sales Representative by virtue of Sales Representative’s association with Company shall be held in strict confidence during the term of this Agreement and after its termination.

7.           Term of Agreement.  The term of this Agreement shall be for a period of twelve (12) months from the date hereof.  This Agreement will automatically renew for an additional twelve (12) month period unless either party provides written notice to the other party of the intention not renew, which notice shall be delivered thirty (30) days prior to the end of the initial term.

8.           No Employee Relationship.  This Agreement shall not create a partnership, joint venture, agency, employer/employee or similar relationship between Company and Sales Representative.  Sales Representative shall be an independent contractor. Company shall not be required to withhold any amounts for state or federal income tax or for FICA taxes from sums becoming due to Sales Representative under this Agreement. Sales Representative shall not be considered an employee of Company and shall not be entitled to participate in any plan, arrangement or distribution by Company pertaining to or in connection with any pension, stock, bonus, profit sharing or other benefit extended to Company’s employees. Sales Representative shall be free to use his time, energy and skill in such manner as he deems advisable to the extent that he is not otherwise obligated under this Agreement.

9.           Expenses.  Sales Representative shall bear any and all costs or expenses incurred by Sales Representative to perform the obligations under this Agreement, including, but not limited to, vehicle insurance, travel expenses and telephone expenses.

10.         No Warranty.  Sales Representative is not authorized to extend any warranty or guarantee or to make representations or claims with respect to the Services without express written authorization from the Company.

11.         Indemnification.  Sales Representative shall indemnify and hold Company harmless of and from any and all claims or liability arising as a result of negligent, intentional or other acts of Sales Representative.  The Company shall indemnify and hold Sales Representative harmless of and from any and all liability attributable solely to the negligent, intentional or other acts of Company or its employees.

12.         Termination.

a)
The Company may terminate this Agreement at any time for cause if Sales Representative becomes unfit to properly render services to Company hereunder because of alcohol or drug related abuses consistent with applicable laws and the Company’s procedures, proven commission of a felony or a material breach of this Agreement which is not cured with sixty (60) days after written notice is given by Company to Sales Representative.  Such termination, except for material breach, shall be effective upon the delivery of written notice thereof to Sales Representative sixty (60) days thereafter for uncured material breach or at such later time as may be designated in said notice.  All fees due hereunder shall cease as of said effective date.

b)
Sales Representative may elect to terminate this Agreement at any time for cause provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination.  As used in this subparagraph 12 b), the term for cause shall mean if the Company unreasonably changes the Sales Representative’s duties, responsibilities, or working conditions, or takes any other actions to impede the Sales Representative’s performance of duties hereunder.

13.         Survival of Representations and Warranties:  The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

14.         Entire Agreement:  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

15.         Amendment and Waiver:  This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto.  No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

16.         Notices.  Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing to the addresses listed herein.

17.         Counterparts:  This Agreement may be executed in one or more counterparts, and all counterparts shall constitute one and the same instrument.

18.         Arbitration:  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in a mutually agreeable location, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof.  Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction.

19.         Assignability:  This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

20.         Venue Process:  The parties to this Agreement agree that jurisdiction and venue shall properly lie in Scottsdale, Arizona, with respects to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue also shall continue to lie in any court where jurisdiction and venue are to be proper. The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

21.         Governing Law:  The validity, construction and enforcement of, and the remedies hereunder, this Agreement shall be governed in accordance with the laws of the State of Arizona.

22.         Severability of Provisions:  The invalidity or unenforceability of any particular provisions hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

23.         Successors and Assigns:  The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

24.         Reliance:  All representations and warranties contained herein, or any certificate of other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed the day and year above written.

AMHN, INC.

By:	/s/ Jeffrey D. Howes
Jeffrey D. Howes
President

Mann Equity, LLC

By:	/s/ Sean Mann
Sean Mann
Managing Director